THESE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL FOR THE ISSUER, AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.

                                     WARRANT

         VOID AFTER 5:00 P.M., New York Time, on ________, 1999

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                         ADVANCED POLYMER SYSTEMS, INC.

Date of Issuance:  ___________                          Certificate No. W-______

         For value received, Advanced Polymer Systems, Inc., a Delaware corporation (the "COMPANY"), hereby grants to MeesPierson Clearing Services B.V., a Netherlands corporation ("MEESPIERSON"), or its registered assigns (the "REGISTERED HOLDER") the right to purchase from the Company _______ shares of Warrant Stock at a price per share of $_______ (as adjusted from time to time hereunder, the "EXERCISE PRICE"). This Warrant is one of several warrants (collectively, the "WARRANTS") issued pursuant to the terms of the Investment Agreement, dated as of __________, by and between the Company and MeesPierson (the "INVESTMENT AGREEMENT"). Certain capitalized terms used herein are defined in Section 6 hereof. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

         This Warrant is subject to the following provisions:

         1. Exercise of Warrant.

            a. Exercise Period. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Warrant Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including _______, 1999 (the "EXERCISE PERIOD").

            b. Exercise Procedure.

            (1) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "EXERCISE TIME"):

            (a) a completed Exercise Agreement, in the form set forth in Exhibit I hereto, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "PURCHASER");

            (b) this Warrant;

            (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 8 hereof; and

            (d) either (x) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "AGGREGATE EXERCISE PRICE") or (y) the surrender to the Company of securities of the Company having a Market Price equal to the Aggregate Exercise Price of the Warrant Stock being purchased upon such exercise. Alternatively, the Registered Holder may elect to have the Company deliver to such holder (without payment by the Registered Holder of any Exercise Price or of any other cash or other consideration) that number of shares of Warrant Stock equal to the quotient obtained by dividing (A) the value of this Warrant at the Exercise Time (determined by subtracting the Aggregate Exercise Price in effect immediately prior to the exercise of the Warrant from the aggregate Market Price of the Warrant Stock issuable upon exercise of this Warrant immediately prior to the exercise of the Warrant) by (B) the Market Price of one share of Warrant Stock immediately prior to the exercise of the Warrant.

         (2) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three (3) business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such three business day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

         (3) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

         (4) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance or stamp tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock.

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
         (5) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

         (6) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

         (7) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering in which case such exercise shall not be deemed to be effective until the consummation of the public offering and such exercise may be limited to the number of Warrant Shares included in such public offering.

         (8) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Warrant Stock issuable upon the exercise of all outstanding Warrants. All shares of Warrant Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock may be listed.

         c. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

         d. Fractional Shares. If a fractional share of Warrant Stock would, but for the provisions of Section 1.a., be issuable upon exercise of the rights represented by this Warrant, the Company shall, within three (3) business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal

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
to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

         2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
Section 2; provided, however, there will be no adjustment of the Exercise Price (or the number of shares obtainable upon exercise of this Warrant) as a result of issuances or deemed issuances of Common Stock (i) for incentive or compensatory purposes to directors, officers, employees or consultants of the Company which are from time to time approved by the Company's Board of Directors, including, without limitation, grants of stock option and issuance of Common Stock upon the exercise thereof, (ii) in any transaction or related series of transactions that in the aggregate do not exceed 2% of the Company's Common Stock Deemed Outstanding (as defined below) as of the date of such issuance or (iii) pursuant to options and warrants outstanding as of the date of issuance of this Warrant.

            a. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever on or after the Date of Issuance of this Warrant, the Company issues or sells, or in accordance with Section 2.b. is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to such time, then immediately upon such issue or sale the Exercise Price shall be reduced to the Exercise Price determined by dividing (1) the sum of (x) the product derived by multiplying the Exercise Price in effect immediately prior to such issue or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Company upon such issue or sale, by (2) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

            Upon each such adjustment of the Exercise Price hereunder, the number of shares of Warrant Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

            b. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 2.a., the following shall be applicable:

               (1) Issuance of Rights or Options. If the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") and the price per share for which Common Stock is issuable upon the

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
exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
(B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

               (2) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 2.b., no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

               (3) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Warrant Stock shall be correspondingly readjusted; provided that if such adjustment would result in an increase of the Exercise Price then in effect, no adjustment shall be made in the Exercise Price.

               (4) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of shares of Warrant Stock acquirable hereunder shall be adjusted to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Exercise Price then in effect, such increase shall not be effective until 10 days after written notice thereof has been given to all holders of the Warrants.

               (5) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Registered Holders of Warrants representing a majority of the shares of Warrant Stock obtainable upon exercise of such Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the shares of Warrant Stock obtainable upon exercise of such Warrants. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

               (6) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

               (7) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any subsidiary and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (8) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            c. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

            d. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Registered Holders of the Warrants representing a majority of the Warrant Stock obtainable upon exercise of all Warrants then outstanding) to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately therefore acquirable and receivable upon exercise of such holder's Warrants had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Warrant Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Warrant Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of Warrants representing a majority of the Warrant Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            e. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Warrant Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Warrant Stock obtainable as otherwise determined pursuant to this Section 2.

            f. Notices.

               (1) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (2) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (3) The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

         3. Liquidating Dividends. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "LIQUIDATING DIVIDEND"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating

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Dividend which would have been paid to such Registered Holder on the Warrant
Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         4. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the Registered holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Warrant Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         5. Registration Rights. The Warrant Stock and each holder of this Warrant shall enjoy the benefits of and be subject to the registration rights provided in the Registration Agreement dated _________, 1996 by and between the Company and MeesPierson ("REGISTRATION RIGHTS AGREEMENT").

         6. Definitions. The following terms have meanings set forth below:

            "COMMON STOCK" means the Company's common stock, par value $0.01 per share.

            "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2.b(1) and 2.b(2) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon exercise of the Warrants].

            "MARKET PRICE" means the closing bid price for the Common Stock as of the end of normal day trading hours of the business day on which the Exercise Time occurs on the Nasdaq national market quotation system ("NASDAQ NATIONAL MARKET") as confirmed by Bloomberg Financial Market News or if the Exercise Time does not occur on a day on which the Common Stock is traded, as of the close of the most recent day on which the Nasdaq National Market was open for business.

            "PERSON" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

            "WARRANT STOCK" means the Company's Common Stock issuable upon exercise of the Warrants; provided that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Stock" shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

         7. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

         8. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

         9. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "DATE OF ISSUANCE" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "WARRANTS."

        10. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

        11. Transfer in Compliance with the Securities Act of 1933; Indemnification.

            a. This Warrant may not be assigned or transferred, except as provided herein, and in accordance with and subject to the provisions of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (said Act and such Rules and Regulations being hereinafter collectively referred to as the "ACT"). Any purported transfer or assignment made other than in accordance with this Section 11 shall be null and void and of no force and effect.

            b. This Warrant or the Warrant Stock may not be sold or otherwise disposed of except in accordance with Section 4(d) of the Investment Agreement.

            c. Each certificate for Warrant Stock or for any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face, in form and substance satisfactory to counsel for Company, setting forth the restrictions on transfer contained in Section 11.a., unless, in the opinion of counsel reasonably satisfactory to Company, such legend is not required.

            d. Each holder of the Warrant, the Warrant Stock and any other security issued or issuable upon exercise of this Warrant shall indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or any such Person may become subject under the Act, any applicable state securities law or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) directly arise out of or are based upon the disposition by such holder of the Warrant, Warrant Stock or other such securities in violation of the above representation.

        12. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the
U. S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

        13. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Warrant Stock obtainable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holders of Warrants representing at least 50% of the shares of Warrant Stock obtainable upon exercise of the Warrants.

        14. Descriptive Headings; Governing Law. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant shall be governed by the internal law, and not the conflicts law, of the State of New York.

                                      * * *

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                                 ADVANCED POLYMER SYSTEMS, INC.

                                                 By____________________________

                                                 Its___________________________

[Corporate Seal]

Attest:

________________________
      Secretary

                                    EXHIBIT I

                               EXERCISE AGREEMENT

To:                                               Dated:

         The undersigned, pursuant to the provisions set forth in the attached
Warrant (Certificate No. W-    ), hereby agrees to subscribe for the purchase of
       shares of the Warrant Stock covered by such Warrant having an Aggregate
Exercise Price of ($          ) and makes payment herewith in full therefor as
follows [select appropriate option]:

[by check in the amount of the Aggregate Exercise Price ($          ).]

[by surrender of (amount and description of securities surrendered) of the Company having a Market Price equal to the Aggregate Exercise Price
($          )].

[by cashless exercise in which event the number of shares of Warrant Stock deliverable upon exercise of such Warrant shall be determined by dividing (A) the value of such Warrant at the Exercise Time (determined by subtracting the Aggregate Exercise Price in effect immediately prior to the exercise of such Warrant from the aggregate Market Price of the Warrant Stock issuable upon exercise of such Warrant immediately prior to the Exercise of such Warrant by,
(B) the Market Price of one share of Warrant Stock immediately prior to the exercise of such Warrant.]

Certificates for the shares of Warrant Stock subscribed for shall be issued to the parties listed below:

         Name of Issuee           Address                   No. of Shares
         --------------           -------                   -------------



New Warrants for the rights not exercised hereunder shall be issued to the parties listed below:

         Name of Issuee           Address                   No. of Shares
         --------------           -------                   -------------



                                                 Signature
                                                           ---------------------

                                                 Address
                                                           ---------------------

                                   EXHIBIT II

                                   ASSIGNMENT

         FOR VALUE RECEIVED,                                       hereby sells,
assigns and transfers all of the rights of the undersigned under the attached
Warrant (Certificate No. W-     ) with respect to the number of shares of the
Warrant Stock covered thereby set forth below, unto:

Names of Assignee             Address               No. of Shares
- -----------------             -------               -------------




Dated:                                   Signature
                                                  ------------------------------

                                         Witness
                                                  ------------------------------